UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2024

Kiniksa Pharmaceuticals, Ltd.

(Exact name of Registrant as Specified in Its Charter)

Bermuda	001-730430	98-1327726
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Kiniksa Pharmaceuticals, Ltd.

Clarendon House

2 Church Street

Hamilton HM11, Bermuda

(808) 451-3453

(Address, zip code and telephone number, including area code of principal executive offices)

Kiniksa Pharmaceuticals Corp.

100 Hayden Avenue

Lexington, MA, 02421

(781) 431-9100

(Address, zip code and telephone number, including area code of agent for service)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares $0.000273235 par value	KNSA	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On June 25, 2024, a wholly-owned subsidiary of Kiniksa Pharmaceuticals, Ltd. (the “Company”) entered into a Master Services Agreement (the “MSA”) and Product Specific Agreement (the “PSA” and, together with the MSA, the “Agreement”) with Samsung Biologics Co., Ltd. (“Samsung”) pursuant to which Samsung will perform technology transfer, process performance qualification, manufacturing and supply services for the supply of the Company’s ARCALYST (rilonacept) drug substance (the “Product”).

Under the PSA, the Company committed to purchase process performance qualification and pre-approval inspection batches of the Product, which may be used for regulatory submissions and, pending regulatory approval, commercial sale.  In addition, the Company is obligated to purchase additional batches of the Product in the five-year period of 2027 through 2031. The PSA will continue until the later of December 31, 2031 or the completion of the services thereunder, unless the PSA is terminated earlier. Prior to the expiration of the PSA, the parties have agreed to use commercially reasonable efforts to negotiate in good faith and enter into a new PSA that would govern future manufacturing and supply services for the Product.

The MSA will have an initial term of ten (10) years and shall automatically renew for terms of two (2) years each unless either party gives the other party written notice of termination at least eighteen (18) months prior to the end of the then-current MSA term, provided that the MSA will remain in effect for so long as any product specific agreement is in effect.

Either party may terminate the MSA or PSA in the event of a material breach by the other party that is not cured within 30 days’ written notice or in the event of insolvency. The parties may also terminate the PSA if a force majeure event continues for more than 180 consecutive days and the parties are unable to negotiate a mutually satisfactory solution.

The Agreement includes customary indemnification, intellectual property protection, limitation of liability, and confidentiality provisions.

The foregoing descriptions of the MSA and PSA are qualified in their entirety by reference to the MSA and PSA, redacted copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINIKSA PHARMACEUTICALS, LTD.

Date: June 25, 2024	By:	/s/ Madelyn Zeylikman
Madelyn Zeylikman
Senior Vice President, General Counsel and Secretary